POWER OF ATTORNEY
ForSection 16Compliance


       The undersigned hereby constitutes and appoints each of Victoria Shepard. Nicole Schmidt, Bradley Ferron and James Denis as the undersigned's true and lawful attorney-in-fact to:

       (I) execute for and on behalf of the undersigned, in the undersigned's capacity as an t1fficer and or director of Enerpac
Tool   Group  Corp. 1the  "Company).   Forms  3.  4  and   5.  including
ame nd me nt s the re to. in accordance with Section I 6 (a) of the United States Securities Exchange Act of 193..J and the ru le s thereunder:

        <2)   do   and   perform   any  and  all  acts  for  and  on
behalf  of  the   undersigned   which   ma     be nece ssa ry or desirable
to complete and execute any such Ft)rm 3. 4 or 5 and amendments thereto and timely file such forms with the United States Securities and Exchange Commission and any s to ck exchange or si m ila r authority; and

       (3) take any other action of any type whatsoever in connection with the forego i ng which, in the opi n io n ofsuch attorney-in-fact. may be of benefit to, in the best interest of, or legally required by, the under igned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersignd hereby grants to each such attorney-in-fact full power and auth o rit y to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation. hereby ratifying and confirming all that each such atto rney- i n-fact , or each such attorney-in-fact's substitute or substitutes. shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attomeys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilitie,; to comply with Section 16 of the Securities E'<change Act of 1934.


       This Power of Attorney shall remain in full force and effect until the undersigned i!". no lo nge r required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company. unless earlier revoked by the undersigned in a signed writing deli\.ered to the foregoing attorneys-in-fact.